Financial Statements of

12 HONG KONG LIMITED

Three months ended March 31, 2017

12 HONG KONG LIMITED

Balance Sheets

	March 31,	December 31,
	2017	2016
Assets	(Unaudited)
Current Assets:
Cash and cash equivalents	$10,590	$15,043
Account receivable – unrelated party	25,800	-
Due from shareholder	12,601	11,465
Inventory	7,724	8,178
Loans receivable	33,381	32,586
Total Current Assets	90,096	67,272

Account receivable – related party	38,700	38,700
Fixed Assets, net	12,466	9,326

Total Assets	$141,262	$115,298

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	2,130	2,618
Due to shareholder	76,005	39,190
Total Current Liabilities	78,135	41,808

Total Liabilities	78,135	41,808

Commitments and Contingencies (Note 8)	-	-

Stockholders' Equity:
Common stock, HK$1 per share, unlimited shares authorized, 4,000,000 shares issued and outstanding	516,000	516,000
Accumulated deficit	(452,873)	(442,510)
Total Stockholders' Equity	63,127	73,490
Total Liabilities and Stockholders' Equity	$141,262	$115,298

The notes are an integral part of these unaudited financial statements.

12 HONG KONG LIMITED

Unaudited Statements of Operations and Comprehensive Loss

Three months ended March 31,
2017

Revenues
Service	$25,800
Product - related party	-
Total revenue	25,800
Cost of revenue
Service	454
Product - related party	-
Total cost of revenue	454

Gross profit	25,346

Operating Expenses
Professional fees	5,586
General and administrative	30,918
Total Operating Expenses	36,504

Loss from operations	(11,158)

Other Income (Expenses)
Interest income	795

Provision for Income Taxes	-

Net Loss	$(10,363)

Other Comprehensive Income (Loss)	-

Comprehensive Loss	$(10,363)

Net Loss Per Common Share: Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	4,000,000

The notes are an integral part of these unaudited financial statements.

12 HONG KONG LIMITED

Unaudited Statements of Changes in Stockholders' Equity

	Common stock		Accumulated
	Shares	Amount	Deficit	Total
Balance, December 31, 2016	4,000,000	$516,000	$(442,510)	$73,490

Comprehensive loss for the period	-	-	(10,363)	(10,363)
Balance, March 31, 2017	4,000,000	$516,000	$(452,873)	$63,127

The notes are an integral part of these unaudited financial statements.

12 HONG KONG LIMITED

Unaudited Statements of Cash Flows

Three months ended March 31,

2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,363)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income	(795)
Changes in operating assets and liabilities:
Account receivable – unrelated party	(25,800)
Due from shareholder	(1,136)
Inventory	454
Loans receivable	(795)
Accounts payable	(488)
Due to shareholder	36,815
Net cash used in Operating Activities	(2,108)

CASH FLOWS FROM INVESTING ACTIVITIES
Interest received	795
Purchases of fixed assets	(3,140)
Net cash used in Investing Activities	(2,345)

Net decrease in cash and cash equivalents	(4,453)
Cash at beginning of period	15,043
Cash at end of period	$10,590

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-
Cash paid for interest	$-

The notes are an integral part of these unaudited financial statements.

12 HONG KONG LIMITED

Notes to the Unaudited Financial Statements

March 31, 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

12 Hong Kong Limited (the “Company”) was incorporated under the laws of Hong Kong on February 11, 2014 under the name of 12 Innotech Limited. On January 30, 2015, a Notice of Change of Company Name and a Certificate of Change of Name was filed with the Companies Registry of Hong Kong to change the name of the Company to 12 Hong Kong Limited.

The Company is principally engaged in development, consultation and sales of technology applications.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States and presented in US dollars. The fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translation and Re-measurement

The accompanying financial statements are presented in U.S. dollars (“USD”). In accordance with ASC 830, “Foreign Currency Matters,” the Company's foreign operations whose functional currency is the Hong Kong Dollar (“HKD”), the assets and liabilities are translated into USD at current exchange rates. Resulting translation adjustments are reflected as other comprehensive income (loss) in stockholders' equity. Revenue and expenses are translated at average exchange rates for the period. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are charged to operations as incurred. There were no material transaction gains or losses in the periods presented.

	March 31,	December 31,
	2017	2016

Spot HKD:USD exchange rate	$0.129	$0.129
Average HKD:USD exchange rate	$0.129	$0.129

Concentrations

During the three months ended March 31, 2017, revenue was comprised of one labor contract. An unrelated customer represented 100% of the revenue of the Company. This same unrelated party represented 40% of the accounts receivable and a related party represented the remaining 60% as of March 31, 2017. The related party represented 100% of the accounts receivable as of December 31, 2016.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $10,590 and $15,043 in cash and cash equivalents as at March 31, 2017 and December 31, 2016, respectively.

Accounts receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Accounts receivable at March 31, 2017 and December 31, 2016 consists of the following:

	March 31,	December 31,
	2017	2016

Non- related party	$25,800	$-
Related party	38,700	38,700
	$64,500	$38,700

Inventory

Inventories, consisting of a computer application, a mirror with a computer screen and touch monitor, are primarily accounted for using the first-in-first-out ("FIFO") method and are valued at the lower of cost or market value. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete or in excess of future market needs. Items determined to be obsolete are reserved for. During the three months ended March 31, 2017, the Company recognized no impairment loss.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist primarily of cash, accounts receivable, inventory, accounts payable and accrued liabilities, and other debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is calculated using the straight line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the term of the related lease or the estimated useful life of the asset. The useful lives are as follows:

Office equipment	3 years
Furniture and equipment	6 years
Computer	4 years
Technical equipment	3.3 years

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the period, the Company did not impair any long-lived assets.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, “Revenue Recognition.” Revenue will be recognized only when all of the following criteria are met: persuasive evidence for an agreement exists, delivery has occurred or services have been provided, the price or fee is fixed or determinable, and collection is reasonably assured. However, contracts subject to percentage-of-completion accounting is subject to specific accounting guidance that may require significant estimates.

Percentage-of-completion method

Certain software development projects and all long-term construction-type contracts require the use of estimates at completion in the application of the percentage-of-completion accounting method, whereby the determination of revenues and costs on a contract through its completion can require significant judgment and estimation. Under this method, and subject to the effects of changes in estimates, we recognize revenue using an estimated margin at completion as contract milestones or other input or output-based measures are achieved. This can result in costs being deferred as work in process until contractual billing milestones are achieved. Alternatively, this can result in revenue recognized in advance of billing milestones if output-based or input-based measures are achieved.

The percentage-of-completion method requires estimates of revenues, costs and profits over the entire term of the contract, including estimates of resources and costs necessary to complete performance. The cost estimation process is based upon the professional knowledge and experience of our software and systems engineers, program managers and financial professionals. The Company follows this method because reasonably dependable estimates of the revenue and costs applicable to various elements of a contract can be made; however, some estimates are particularly difficult for activities involving state-of-the-art technologies such as system development projects. Key factors that are considered in estimating the work to be completed and ultimate contract profitability include the availability and productivity of labor, the nature and complexity of the work to be performed, results of testing procedures, and progress toward completion. Management regularly reviews project profitability and the underlying estimates. A significant change in an estimate on one or more contracts could have a material effect on our results of operations. Revisions in profit estimates are reflected in the period in which the facts that give rise to the revision become evident.

We periodically negotiate modifications to the scope, schedule, and price of contracts accounted for on a percentage-of-completion basis. Accounting for such changes prior to formal contract modification requires evaluation of the characteristics and circumstances of the effort completed and assessment of probability of recovery. If recovery is deemed probable, we may, as appropriate, either defer the costs until the parties have agreed on the contract change or recognize the costs and related revenue as current period contract performance.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as at March 31, 2017 and December 31, 2016.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of March 31, 2017 and December 31, 2016.

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

The FASB has issued Accounting Standards Update (ASU) No. 2017-7, “Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The amendments apply to all entities that offer employees defined benefit pension plans, other postretirement benefit plans, or other types of benefits accounted for under Topic 715, Compensation — Retirement Benefits. The amendments require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item or items are used to present the other components of net benefit cost, that line item or items must be appropriately described. If a separate line item or items are not used, the line item or items used in the income statement to present the other components of net benefit cost must be disclosed. The amendments also allow only the service cost component to be eligible for capitalization when applicable (e.g., as a cost of internally manufactured inventory or a self-constructed asset). Effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. For other entities, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2017-6, “Plan Accounting: Defined Benefit Pension Plans (Topic 960); Defined Contribution Pension Plans (Topic 962); Health and Welfare Benefit Plans (Topic 965): Employee Benefit Plan Master Trust Reporting.” Among other things, the amendments require a plan’s interest in that master trust and any change in that interest to be presented in separate line items in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits, respectively. The amendments also remove the requirement to disclose the percentage interest in the master trust for plans with divided interests and require that all plans disclose the dollar amount of their interest in each of those general types of investments. The amendments require all plans to disclose: (a) their master trust’s other asset and liability balances; and (b) the dollar amount of the plan’s interest in each of those balances. Lastly, the amendments eliminate redundant investment disclosures (e.g., those required by Topics 815 and 820) relating to 401(h) account assets. Effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The amendments should be applied retrospectively to each period for which financial statements are presented.

The FASB has issued Accounting Standards Update (ASU) No. 2017-5, “Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.” The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset. The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets. The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it.

The FASB has issued Accounting Standards Update (ASU) No. 2017-4, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Effective for public business entities that are a SEC filers for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. A public business entity that is not an SEC filer should adopt ASU 2017-04 for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. All other entities, including not-for-profit entities, should adopt ASU 2017-04 for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis.

The FASB has issued Accounting Standards Update (ASU) No. 2017-3, “Accounting Changes and Error Corrections (Topic 250) and Investments - Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings.” These amendments add paragraph 250-10-S99-6 which includes the text of “SEC Staff Announcement: Disclosure of the Impact That Recently Issued Accounting Standards Will Have on the Financial Statements of a Registrant When Such Standards Are Adopted in a Future Period (in accordance with Staff Accounting Bulletin [SAB] Topic 11.M).”

This announcement applies to ASU No. 2014- 09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent amendments.

The FASB has issued Accounting Standards Update (ASU) No. 2017-1, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” These amendments clarify the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Effective for public companies for annual periods beginning after December 15, 2017, including interim periods within those periods. For all other companies and organizations, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted under certain circumstances. The amendments should be applied prospectively as of the beginning of the period of adoption.

The FASB has issued Accounting Standards Update (ASU) No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” The amendments in ASU 2016-20 affect narrow aspects of the guidance issued in ASU 2014-09 including Loan Guarantee Fees, Contract Costs, Provisions for Losses on Construction-Type and Production-Type Contracts, Disclosure of Remaining Performance Obligations, Disclosure of Prior Period Performance Obligations, Contract Modifications, Contract Asset vs. Receivable, Refund Liabilitiy, Advertising Costs, Fixed Odds Wagering Contracts in the Casino Industry, and Costs Capitalized for Advisors to Private Funds and Public Funds. 'The effective date of these amendments are at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later.

The FASB has issued Accounting Standards Update (ASU) No. 2016-18 Statement of Cash Flows (Topic 230): Restricted Cash. These amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents. Effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented.

The FASB has issued Accounting Standards Update (ASU) No. 2016-17, Consolidation (Topic 810): “Interests Held through Related Parties That Are under Common Control.” These amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. If a reporting entity satisfies the first characteristic of a primary beneficiary (such that it is the single decision maker of a variable interest entity), the amendments require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a variable interest entity and, on a proportionate basis, its indirect variable interests in a variable interest entity held through related parties, including related parties that are under common control with the reporting entity. Effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. If an entity adopts the pending content that links to this paragraph in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

The FASB has issued Accounting Standards Update (ASU) No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory.” These amendments require an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments eliminate the exception for an intra-entity transfer of an asset other than inventory. The amendments do not include new disclosure requirements; however, existing disclosure requirements might be applicable when accounting for the current and deferred income taxes for an intra-entity transfer of an asset other than inventory. Effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Early adoption is permitted for all entities in the first interim period if an entity issues interim financial statements. The amendments should be applied on a modified retrospective basis through a

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet had sufficient revenues to cover its operating cost, and requires additional capital to commence its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The Company has incurred a loss since inception (February 11, 2014) resulting in an accumulated deficit of $452,873 as of March 31, 2017, and has a net loss of $10,363 and net cash used in operating activities of $2,108 for the three months ended March 31, 2017 and further losses are anticipated in the development of its business. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – EQUIPMENT

	March 31,	December 31,
	2017	2016

Office equipment	$4,580	$4,580
Furniture and equipment	611	611
Computer	9,438	6,298
Technical equipment	23,618	23,618
	38,247	35,107
Less: accumulated depreciation	(25,781)	(25,781)
Equipment	$12,466	$9,326

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable at March 31, 2017 and December 31, 2016 consists of accrued expenses for operation.

NOTE 6 – EQUITY

Common Stock

The Company is authorized to issue unlimited shares of common stock of HK$1 ($0.129) per share.

On April 25, 2016, the Company issued 2,000,000 shares of common stock for HK$1 per share to three natural persons who were unrelated to the Company before the issue of shares for cash of $258,000.

On January 22, 2015, the Company issued 1,999,999 shares of common stock for HK$1 per share to the sole director and officer, Mr. Angelo PONZETTA, for cash of $258,000.

On February 11, 2014, the Company issued 1 share of common stock for HK$1 to Mr. Angelo PONZETTA on incorporation of the Company.

As at March 31, 2017 and December 31, 2016, 4,000,000 shares of common stock were issued and outstanding, respectively.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 7 – RELATED PARTY TRANSACTIONS

Due from Shareholder

Shareholder receivable is non-interest bearing, unsecured and due on demand. As at March 31, 2017 and December 31, 2016, the Company had shareholder receivable balance of $12,601 and $11,465, respectively.

Due to related party

As at March 31, 2017 and December 31, 2016, the Company had a due to related party balance of $76,005 and $39,190, respectively, which represents advances from Mr. Angelo PONZETTA for financing the operating activities of the Company. The amount is non-interest bearing, unsecured and due on demand.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of March 31, 2017 and December 31, 2016.

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 9 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in Hong Kong. The statutory federal income tax rate of Hong Kong is 16.5%.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 16.5% to the net loss before provision for income taxes for the following reasons:

March 31,
2017

Income tax expense at statutory rate	$(1,710)
Valuation allowance	1,710
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

	March 31,	December 31,
	2017	2016

NOL Carryover	$(74,729)	$(73,019)
Valuation allowance	74,729	73,019
Net deferred tax asset	$-	$-

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to continue as a going concern and utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at March 31, 2017 and December 31, 2016. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying statement of operations to offset pre-tax losses.

The Company has no uncertain tax positions as of March 31, 2017 and December 31, 2016 due to limited nature of its operations.

NOTE 10 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.